Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

Event Date/Time: Jul. 20. 2005 / 5:30PM ET

Event Duration: N/A

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FINAL TRANSCRIPT

Jul. 20. 2005 / 5:30PM, ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Kirk Misaka

Zhone Technologies - CFO

Mory Ejabat

Zhone Technologies - Chairman, CEO

CONFERENCE CALL PARTICIPANTS

Todd Koffman

Raymond James - Analyst

Peter Lew

New Capital Management - Analyst

Marcus Kupferschmidt

Lehman Brothers - Analyst

Cary Robinson

Miller Johnson - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the second-quarter 2005 Zhone Technologies earnings conference call. My name is Michelle, and I will be your coordinator for today.

At this time, all participants are in a listen-only mode. We will be facilitating a question/answer session towards the end of today’s conference. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today’s conference call, Mr. Kirk Misaka, Zhone’s Chief Financial Officer. Please proceed, sir.

Kirk Misaka - Zhone Technologies - CFO

Thanks, Operator. Good afternoon, everyone, and thank you for joining us today. The purpose of this call to discuss Zhone’s second-quarter 2005 financial results and accomplishments as reported in our earnings release, which was distributed over business wire at the close of market today, and has been posted on our website at www.zhone.com. We will also discuss the status of our acquisition of Paradyne.

I am here today with Mory Ejabat, Zhone’s Chairman and Chief Executive Officer. Mory will begin by discussing the highlights of the second quarter. Then, I will discuss Zhone’s financial results for the second quarter and provide guidance for the next quarter. Mory will then discuss the status of our acquisition of Paradyne before concluding with questions and answers.

As you know, during the course of our discussion today, we will make forward-looking statements, including statements that refer to future financial performance, such as profitability, revenues, gross margins, operating expenses, earnings and EBITDA; the campus mortgage; decreases in inventory levels; the anticipated growth and trends in our business, product lines or key markets; the amount and timing of synergies that may be achieved in connection with our acquisition of Paradyne; the expected results and anticipated benefits of the merger, including the expectation of greater revenue opportunities and operating efficiencies and cost savings; the completion and timing of the closing of the merger; our reasons for the merger; the degree to which the combined company will alter the competitive landscape; the strength of the combined company’s balance sheet; the combined company’s ability to successfully fulfill its customer needs; and statements that express our expectations, estimates, beliefs, plans and forecasts. We would like to caution you that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. We refer you to the risk factors contained in our SEC filing available at www.sec.gov, including without limitation, our Annual Report on Form 10-K for the year ended December 31, 2004; our quarterly report on Form 10-Q for the quarter ended March 31,

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Jul. 20. 2005 / 5:30PM, ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

2005; and our registration statement on Form S-4 filed on July 15, 2005. We would like to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to revise or update any projections or forward-looking statements.

During the course of this call, we will also make reference to pro forma EBITDA, an additional non-GAAP measure we believe is appropriate to enhance an overall understanding of past financial performance and prospects for the future. These adjustments to our GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding our operational performance, including our ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results in comparison to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss prepared in accordance with GAAP. We have provided GAAP reconciliation information within the press release, which, as previously mentioned, has been posted on our website at www.zhone.com.

With those comments in mind, I would now like to introduce Mory Ejabat, Zhone’s Chairman and Chief Executive Officer.

Mory Ejabat - Zhone Technologies - Chairman, CEO

Thank you, Kirk. Good afternoon, and thank you for joining us today for our second-quarter earnings call.

This quarter was a great one for us, with the revenues growing in all products lines quarter over quarter. We saw excellent growth in our SLMS and optical product lines. We also achieved profitability on an EBITDA basis for the quarter, a milestone we had set out to achieve for the entire year. Kirk will give you more detail on our financial statements.

This past quarter, we also announced major product enhancement and customer acquisitions. During the quarter, we added 10 new customers, some of which we announced during the quarter.

Domestically, they include:

VALOR Telecom, the eleventh largest phone company in the U.S., selected Zhone Raptor DSLAM to serve its business and residential customers across Texas, Oklahoma, New Mexico, and Arkansas. In addition to using Raptor for CO and RT based deployments, VALOR has also recently begun trialing Zhone’s new line powered Raptor LP product that allows carriers to serve hard to reach customers. This new product allows high bandwidth DSL delivery as far as 40,000 feet from a central office and is environmentally hardened for fast, cost-effective and reliable deployment.

Stratford first announced FTTP customer using Zhone’s FiberSLAM and ZRG products. Stratford is delivering triple play services using Zhone’s FiberSLAM Optical Line Terminal and ZRG 850 Optical Network Terminal.

Covad, we continue our testing with them for line powered voice and VoIP.

Also, additionally, new VoIP deployments, with the multiple softswitch vendors in both the U.S. and Canada. Yesterday, we announced that Newroads Telecom selected Zhone’s MALC and MetaSwitch’s Class 5 Softswitch technology for its new Voice over IP and DSL service deployments.

International market:

Bay Phones, Ltd., a leading telephone operator based in Bangladesh, has selected Zhone’s MALC and Network Telco’s ISS 6000 Softswitch to deliver voice and data services throughout their serving area. The solution also allows for elegant migration from circuit to packet-based services.

Czech Radio, in the Czech Republic, selected Zhone’s MALC system for its new service deployment. Czech Radio is using Zhone’s single line multi-service products to provide voice and data services to both the residential and enterprise customers.

Also, we have new deployments in Thailand, Bangladesh and Canada.

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Jul. 20. 2005 / 5:30PM, ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

Overall, we see strong demand for our products, especially in Voice over IP, FTTP, IPTV, and metro access. We had several deployments for Voice over IP, and we are certified or being tested with more than seven softswitches — all based on customer requests.

During the quarter, we had two 10% customers — Motorola and Etisalat.

We also announced two major product enhancements:

Emergency Stand Alone. In the event of loss connectivity to the host switch, the ESA-enabled MALC supports emergency 911 services, as well as basic local call features, such as Caller ID and Call Waiting.

Metallic Test Access. We completed interoperability integration with Fluke Networks to facilitate rapid and assured service delivery in carrier access networks. Fluke and Zhone are both broadly deployed, standard-based systems that together provide assurance and delivery of reliable voice, data and video, traffic across copper access networks.

Also, during the quarter, Zhone reaffirmed number one market position in the fast-growing broadband loop carrier market with its MALC and Raptor products. These market results were reported by industry analyst firms Infonetics and Broadband Trends.

Now, I would like to turn the call to Kirk to take you through our financial performance and projections. Kirk?

Kirk Misaka - Zhone Technologies - CFO

Today, Zhone announced financial results for the second quarter of 2005. We previously announced that we expected to exceed our revenue guidance of 29 to $30 million. Our actual revenue for the quarter was 30.4 million, as compared to 21 million for the same quarter of last year, or an increase of 45%. Of that increase, 6.1 million, or 29%, relates to the Optical Transport revenue acquired from Sorrento, and 16% is growth from existing Zhone products. As compared to the first quarter of 2005, revenues increased from 27.6 million to 30.4 million, or a strong 10% sequential revenue growth.

On a year-over-year basis, from Q2 of 2004 to Q2 of 2005, SLMS revenues grew from 6.6 million to 9.9 million, or 50%, while legacy products and service revenues remained flat at 14.4 million for both periods.

On a sequential basis, revenues grew from Q1 of 2005 to Q2 of 2005 as follows — SLMS grew from 9.1 million to 9.9 million, or 8%; Optical Transport grew from 5.7 million to 6.1 million, or 7%, and legacy and services grew from 12.7 million to 14.4 million, or 13%.

As Mory mentioned, we had two 10% customers during the quarter, Motorola and Etisalat. In total, our top five customers represented approximately 41% of our quarterly revenues, with the remaining revenues spread over 208 customers. We also continued to add new customers, with 10 new customers joining us this quarter.

International revenues were approximately 31% of total revenues in the second quarter of 2005, as compared to 30% in the first quarter of 2005. The increase in our business with Etisalat was the primary driver for this international growth; although, we experienced continued success in other regions as well.

As for our revenue guidance for the third quarter of 2005, we anticipate the total revenues will range from 31 million to 32.5 million, representing a 2 to 7% increase over the second quarter. This guidance does not reflect any effect of our acquisition of Paradyne, since we do not anticipate closing the acquisition until the end of the quarter. Mory will give an update on Paradyne when I am finished with the financial results.

Now, turning to our margins, gross margins were 42% for the second quarter of 2005, which is within the 42 to 44% range of guidance that we provided during our last conference call. Margins declined slightly from the 43% for the first quarter of 2005, largely because of our decision to offer two discounts to gain strategic customer relationships in certain key international regions. We anticipate gross margins for the third quarter of 2005 to continue to range between 41 and 43%.

As for operating expenses, total operating expenses were 15.5 million in the second quarter of 2005, which is on the low end of the range of guidance that we previously provided. Going forward, we anticipate total operating expenses for the third quarter of 2005 to range between 15.5 and 16.5 million, as we continue to emphasize cost containment. Our expense guidance includes approximately 2.4 million of expenses for depreciation, amortization and intangibles, and stock-based compensation.

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FINAL TRANSCRIPT

Jul. 20. 2005 / 5:30PM, ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

On a GAAP basis, our net loss for the second quarter of 2005 was 3.4 million compared to 7.4 million for the same quarter of last year. Our pro forma EBITDA was a slight profit for Q2 2005 compared to a pro forma EBITDA loss of 3.7 million for Q2 of 2004.

Turning to the balance sheet, our cash and short-term investments at June 30, 2005 were 52.6 million, declining from the 61.1 million in the previous quarter. The broad components of cash burn for the quarter were as follows — $1 million used from operations; 5 million used to build inventory for orders shipped in the early part of Q3; and 2 million paid to one of our contract manufacturers attributable to a settlement reached with them in the first quarter, for which part of the payment was due in the second quarter.

Our total debt obligations remain substantially the same as in the previous quarter. However, we’ve reclassified approximately 31 million of our campus mortgage from long term to short term as a result of the balloon payment on the mortgage that is due in April of 2006. We have several options to refinance the mortgage that we have not pursued, pending our evaluation of liquidity needs after the Paradyne acquisition. We may consider paying down some or all of the debt to reduce the net interest cost of the combined company.

As for balance sheet metrics, the number of days sales outstanding on Accounts Receivable decreased to 55 days for Q2 of 2005 compared to 60 days for Q1 of 2005. DSO’s improved on better-than-expected sales and collections throughout the quarter.

As mentioned before, inventory levels grew by 5 million during the quarter to 48.1 million at the end of Q2 2005. The increase in inventory levels from last quarter occurred to prepare for Q3 2005 shipments. We expect these inventory levels to decrease in Q3 2005.

Finally, basic and diluted EPS shares were 94.4 million for the second quarter of 2005, which remained basically flat for — from the first quarter shares of 94.1 million.

Before I turn the call back to Mory, let me summarize the financial results for the second quarter and recap our guidance for the next quarter. Topline growth for the second quarter exceeded our prior estimate and was particularly strong year-over-year, with 50% growth in SLMS revenues from Q2 2004 to Q2 2005. Margins, operating expenses and EBITDA — all were within our prior guidance and led to strong financial performance for the second quarter, including slightly positive EBITDA.

As for the third quarter, we expect revenues to grow sequentially by 2 to 7% to 31 to $32.5 million. Gross margins are expected to range between 41 and 43% and operating expenses between 15.5 and 16.5 million, including 2.4 million of expenses for depreciation, amortization of intangibles, and stock-based compensation. We expect revenues attributable to our SLMS and Optical Transport products to continue growing strongly for the second half of 2005, and our legacy and service revenues to decline modestly.

With that overview, I would like to turn the call back to Mory.

Mory Ejabat - Zhone Technologies - Chairman, CEO

Thank you. Let me give you an update about the proposed acquisition of Paradyne.

As we have stated, the reason for the mergers are to provide scale to allow for future growth and more comprehensive sales, service and support; bolster Zhone’s position as a leading provider of next-generation broadband loop carrier access network solutions; provide service providers with more comprehensive solutions for delivering packet-based voice, data and video services as these technologies converge; provide for substantial cost savings from the reduction of operating expenses; and strengthen Zhone’s balance sheet with a larger net cash balance. The transaction is expected to expand the customer base of the combined company to include 12 of the top 25 U.S. independent telephone companies, including 5 of the top 10, as well as 2 of the top 3 U.S. cable operators and leading U.S. competitive carriers. The transaction will scale operations in every operating region, with complementary key accounts in EMEA, Asia-Pac, Japan, and Latin America and Caribbean and with employees operating in 21 countries around the globe.

The status, as of today, is that the Form S-4 was filed with the SEC on July 15th. We also expect the HSR filings to be completed this week; integration and transition planning is underway; and expect to close on plan for the end of September.

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FINAL TRANSCRIPT

Jul. 20. 2005 / 5:30PM, ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

We demonstrated this quarter that we are on a plan to achieve profitability in the second half of 2005. We believe the remainder of 2005 presents an excellent opportunity for us to further capitalize on our investment, and we remain focused on being one of the top equipment providers, delivering next generation networks to carriers and cable operators worldwide.

Thank you for joining us today. I would like to open the call for questions and answers. Operator, please?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Todd Koffman, Raymond James.

Todd Koffman - Raymond James - Analyst

My question was relating to the business — the greater than 10% business you signed with Motorola. I was just wondering what products are you shipping there, and does that ultimately go into one customer deployment? Or is it a handful of subsequent customers for deployment? Thank you.

Mory Ejabat - Zhone Technologies - Chairman, CEO

Todd, this is Mory. The product we shipped to Motorola is the IMACS product. We have been shipping that product to them for several years, and that goes to the two-way emergency radio systems, and they are deployed in many places and emergency services worldwide.

Operator

(OPERATOR INSTRUCTIONS). Peter Lew (ph), New Capital Management.

Peter Lew - New Capital Management - Analyst

Your balance sheet could use some help, and Paradyne is going to help you quite a bit. I know that you had to build up your inventory, and that consumed cash this quarter. Are we going to see some reversal of the negative cash flow in the next quarter? Or will it have to wait beyond that?

Mory Ejabat - Zhone Technologies - Chairman, CEO

Well, you know, we are anticipating our inventories to go down. And we are anticipating that the cash burn is going to be less than what has been in the past few quarters. And I believe we are going to get close to generating cash — if not this quarter, definitely next quarter.

Peter Lew - New Capital Management - Analyst

You had a very good topline result. But I am wondering about your booking activity. There was no mention of a book-to-bill and no mention of prospective large account activity, which might consummate in the second half. Could you give us some flavor there?

Mory Ejabat - Zhone Technologies - Chairman, CEO

Well, I can tell you about the prospective customers. We definitely don’t talk about upcoming customers because — first of all, we don’t know if they like the publicity or not. We don’t do that until we definitely have permission with the customer to do that. And when we get that, we do a press release on that.

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FINAL TRANSCRIPT

Jul. 20. 2005 / 5:30PM, ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

On the book-to-bill ratio, we normally don’t announce this. But I don’t know if — Kirk, do you have that handy?

Kirk Misaka - Zhone Technologies - CFO

We have tried not to announce a specific book-to-bill number. I can say that it was positive during the quarter.

Peter Lew - New Capital Management - Analyst

Positive. Well, it was positive, the orders must have been pretty good because your revenues were outstanding. Your renemy (ph) gains were outstanding. So you must’ve had a pretty good order quarter as well. Is that fair?

Mory Ejabat - Zhone Technologies - Chairman, CEO

Yes.

Operator

(OPERATOR INSTRUCTIONS). Marcus Kupferschmidt, Lehman Brothers.

Marcus Kupferschmidt - Lehman Brothers - Analyst

A couple questions. Could you — first of all, give us a little insight into what is driving the Sorrento business, whether it is cable companies or telco-installed base your new customers — and a couple other questions.

Mory Ejabat - Zhone Technologies - Chairman, CEO

Okay, the Sorrento, our GigaMux business, which we call optical business, is really driven by their cable companies and other CLEC. Mainly, they are using our transport product to offer GE (ph) services to their enterprise customers. Does answer the question?

Marcus Kupferschmidt - Lehman Brothers - Analyst

And are you seeing more demand in this telco side versus cable company side these days? And is it new customer wins versus (multiple speakers)?

Mory Ejabat - Zhone Technologies - Chairman, CEO

Every time we ship any of these equipment to any of our customers, be it — Cox, Comcast, Time Warner Telecom, or others or Deutsche Telecom — it is mainly done for their customers. So the way that works — they get a customers, and we do work with them to give it customers. And then we ship to that site for them to install and provide the service. And so every time we do that, is mainly — 80% of the time — it is a new customers, rather than existing customers.

Marcus Kupferschmidt - Lehman Brothers - Analyst

Sounds good. And just, you talked about the legacy products declining in the second half. And I just kind of wanted to explore that a little bit. You have an install base from Nortel of the access products. I am curious, are you seeing any better activity in terms of opportunities to upgrade those legacy systems — DSL-enable them? Is that helping out at all? Can you talk about that at all?

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FINAL TRANSCRIPT

Jul. 20. 2005 / 5:30PM, ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

Mory Ejabat - Zhone Technologies - Chairman, CEO

We have upgraded those legacy systems to be DSL capable. Actually, several of our customers that had those products have already migrated and used the DSL on those platform. We have a 24-port card that goes to a unitall (ph) is going to AccessNode. But the interesting phenomena is happening is, every single one of our customers are going to a packet-based network. And by that, you are migrating to our MALC product line. So rather than investing more money into legacy AccessNode products, they have chosen to go with the MALC.

Operator

Peter Lew, Lew Capital Management.

Peter Lew - New Capital Management - Analyst

I noticed that there was quite a bit of insider buying starting in March. Really very, very impressive from the venture capital community. I am wondering if there are any restrictions on possible sales. Do they have a holding period, or what governs their ability to sell?

Mory Ejabat - Zhone Technologies - Chairman, CEO

Kirk, do you want to answer that?

Kirk Misaka - Zhone Technologies - CFO

Sure. Our insider trading policy is that with regard to any significant inside information, obviously, they should not be trading. But also, because of the sensitivity of earnings announcement, we have a blackout period from the 15th day of the third month of the quarter to 3 days after the earnings announcement.

Peter Lew - New Capital Management - Analyst

In other words, they are free to sell all the stock they purchased? I mean, within the — outside of the black-out period, they are free to sell?

Mory Ejabat - Zhone Technologies - Chairman, CEO

Correct, they are free to sell. But a majority of our inside investors are not here for a short trading period.

Peter Lew - New Capital Management - Analyst

Well, I don’t think so, because — they made a very, very large commitment. It was amazing, and my instincts has told me some good things were about to happen. And it was very encouraging to see that. And not only did they buy starting in March, but they bought more — a lot more when the stock took a dip in May and continued to buy into June. So I figure, they must have a lot of confidence in you. If the stock should come out in the short term, then I am following the wrong people. I don’t expect them to sell. I just wanted to know if there are any restrictions on their (multiple speakers) —

Mory Ejabat - Zhone Technologies - Chairman, CEO

To just finalize that — no, there is no restriction on them to sell it.

Operator

Cary Robinson, Miller Johnson.

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FINAL TRANSCRIPT

Jul. 20. 2005 / 5:30PM, ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

Cary Robinson - Miller Johnson - Analyst

I apologize if I missed this is, and you answered it earlier. But I am curious — with the merger with Paradyne, do you intend to utilize the Paradyne manufacturing facilities for the manufacturing of all Zhone/Paradyne products going forward? And then secondly, what types of cost synergies do you expect to see from the merger?

Mory Ejabat - Zhone Technologies - Chairman, CEO

Well, in respect to the manufacturing site, we are still studying for the possibilities of what can we do with a manufacturing site? At the moment, we don’t have a final decision on that. We are going to give ourselves until the close to come up with a decision of what we are going to do with the manufacturing.

In respect to the synergies, I think Kirk can answer that question.

Kirk Misaka - Zhone Technologies - CFO

Well, we are still in the middle of integration and transition planning. So we have quite a bit of work still to be done. But our preliminary estimates are that once the integration is completed that we would have annual savings in the 15 to $20 million range.

Cary Robinson - Miller Johnson - Analyst

Is that mostly going to be G&A, or is there some other benefits as well?

Mory Ejabat - Zhone Technologies - Chairman, CEO

It is all over the operations. We are looking at every aspect of the operation, and we are taking a look at — see where there are duplication, and we are eliminating that.

Cary Robinson - Miller Johnson - Analyst

And then, do you expect to see your revenue basically the additive — one plus one equals two? Or would there be some cannibalization in revenue as a result of the merger? Because I know you have very limited customer overlap.

Mory Ejabat - Zhone Technologies - Chairman, CEO

Yes, we believe it is going to be additive, with the exception that we announced that we are going to divest all the non-strategic assets. So we are not going to take that as a joint company.

Cary Robinson - Miller Johnson - Analyst

And then, do you have an estimate as to what the charge might be for employee severance and so forth? Is there any cash level of charge that you expect to incur on a—?

Mory Ejabat - Zhone Technologies - Chairman, CEO

That is very early in our integration. As you know, we just announced a couple of weeks ago, so it is very early to estimate that.

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FINAL TRANSCRIPT

Jul. 20. 2005 / 5:30PM, ZHNE - Q2 2005 Zhone Technologies, Inc. Earnings Conference Call

Operator

Ladies and gentlemen, this does conclude the question-and-answer portion of today’s conference call. I would like to turn the presentation over to Mr. Ejabat for closing remarks.

Mory Ejabat - Zhone Technologies - Chairman, CEO

Thank you again for joining us today. We appreciate your support and look forward to speaking with you on our next conference call. Thank you, Operator.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference call. This does conclude your presentation. You may now disconnect. Good day.

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Additional Information Regarding the Proposed Acquisition

In connection with Zhone Technologies, Inc.’s proposed acquisition of Paradyne Networks, Inc., on July 15, 2005 Zhone filed preliminary materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus. These materials are not yet final and will be amended. In addition, Zhone and Paradyne will file other information and documents concerning the proposed acquisition and their respective businesses with the SEC. ZHONE AND PARADYNE URGE INVESTORS TO REVIEW THE DEFINITIVE VERSION OF THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus when it becomes available. These documents will be available without charge on the SEC’s web site at www.sec.gov as well as under the investor relations portions of Zhone’s and Paradyne’s websites, at www.zhone.com and www.paradyne.com, respectively. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

The officers and directors of Zhone and Paradyne may have interests in the proposed acquisition, some of which may differ from, or may be in addition to, those of the stockholders of Zhone and Paradyne generally. A description of the interests that the officers and directors of the companies have in the proposed acquisition will be available in the Joint Proxy Statement/Prospectus.

In addition, Zhone and Paradyne, their respective officers, directors and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Zhone and Paradyne, respectively, in connection with the proposed acquisition. Information about the officers and directors of Zhone and their ownership of Zhone securities is set forth in the proxy statement for Zhone’s 2005 Annual Meeting of Stockholders filed with the SEC on April 1, 2005. Information about the officers and directors of Paradyne and their ownership of Paradyne securities is set forth in the proxy statement for Paradyne’s 2005 Annual Meeting of Stockholders filed with the SEC on April 11, 2005. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it becomes available.

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